Exhibit 10.1

Award No. _______ [Long-Term Growth Program]

THE GAP, INC.

PERFORMANCE SHARE AGREEMENT1

The Gap, Inc. (the "Company") hereby grants to __________ (the "Employee"), an award (the "Award") of Performance Shares, which represent the right to receive shares of the Company's common stock, $0.05 par value (the "Shares") subject to the fulfillment of performance and vesting conditions and the other conditions set forth in the attached Appendix A. This Award is granted pursuant to The Gap, Inc. 2006 Long-Term Incentive Plan (the "Plan") and is subject to all of the terms and conditions contained in this Performance Share Agreement (the "Agreement"), including the terms and conditions contained in the attached Appendix A. The date of this Agreement is __________ (the "Date of Grant"). Subject to the provisions of Appendix A and of the Plan, the principal features of this Award are as follows:

Number of Performance Shares at Threshold Performance:

Number of Performance Shares at Target Performance:

Maximum Number of Performance Shares:

Performance Goals: The actual number of Shares to be earned under this Award will be determined based on (1) attainment of annual, or other period, division or corporate earnings goals over 3 years, and (2) achievement of Company cumulative earnings goals for the same 3 years. In both cases, the earnings goals and the extent to which they have been achieved will be determined by the Compensation and Management Development Committee (the "Committee") of the Board of Directors, in its sole discretion. In addition, the number of Shares earned under this Award may be further reduced at the Committee's discretion.

Date(s) Performance Shares Scheduled to Vest: To the extent that the Performance Goals described above are achieved and Shares are earned, as determined and certified by the Committee, then (1) 50% of the earned Shares shall be paid on the date in _____ that the Committee certifies attainment (the "Certification Date"), and (2) the remaining 50% of the earned Shares shall vest on the one year anniversary of the Certification Date. Notwithstanding the foregoing, if the Employee is demoted to a lower Company salary grade before the end of fiscal year _____, Employee shall forfeit his or her Award.

As provided in the Plan and in this Agreement, this Award may terminate before the scheduled vest date(s) of the Performance Shares. For example, if Employee's employment ends before the date this Award vests, this Award will terminate at the same time as such termination. Important additional information on vesting and forfeiture of the Performance Shares covered by this Award including those due to changes in employment, including retirement, is contained in paragraphs 3 through 6 of Appendix A.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement, in duplicate, to be effective as of the date first above written.

THE GAP, INC.

Dated: ______________________

____________________________

Glenn K. Murphy

Chairman and Chief Executive Officer

My signature below indicates that I understand that this Award is 1) subject to all of the terms and conditions of this Agreement (including the attached Appendix A) and of the Plan, 2) not considered salary, nor is it a promise for future grants of Performance Shares, 3) not a term or condition of my employment with the Company, and 4) made at the sole discretion of the Company.

EMPLOYEE:

Dated: __________________________

Signature: _______________________

Address: ________________________

1 PERFORMANCE SHARES GRANTED BY THE GAP, INC. ARE GOVERNED SOLELY BY THE LAWS OF THE STATE OF CALIFORNIA AND THE UNITED STATES OF AMERICA

APPENDIX A

TERMS AND CONDITIONS OF PERFORMANCE SHARES

1. Grant of Performance Shares. The Company hereby grants to the Employee as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, an Award with respect to the number of Performance Shares set forth on page 1 of this Agreement, subject to all the terms and conditions in this Agreement and the Plan. Employee understands and agrees that this Award does not guarantee any future Performance Share grants and that grants are made at the sole discretion of the Company.

2 Company's Obligation to Pay. On any date, a Performance Share has a value equal to the Fair Market Value of one Share. Unless and until a Performance Share has vested in accordance with the vesting schedule set forth on the first page of this Agreement, the Employee will have no right to payment of a Share with respect to the Performance Share. Prior to actual payment of any Shares pursuant to vested Performance Shares, each Performance Share represents an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3 Vesting of Performance Shares and Issuance of Shares.

(a) Subject to paragraphs 4, 5 and 6, the Performance Shares subject to this Agreement will vest as to the number of Performance Shares, and on the dates shown, on the first page of this Agreement (each a "Vesting Date"), but in each case, only if the Employee has been continuously employed by the Company or by one of its Affiliates from the date of this Award until the applicable Vesting Date of the Performance Shares. If Employee is not employed on such date(s), the Award shall terminate, as set forth in paragraph 6.

(b) Upon each Vesting Date, one Share shall be issued for each Performance Share that vests on such Vesting Date, subject to the terms and provisions of the Plan and this Agreement.

(c) If the Committee, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Performance Shares, the payment of such accelerated Performance Shares nevertheless shall be made at the same time or times as if such Performance Shares had vested in accordance with the vesting schedule set forth on the first page of this Agreement (whether or not the Employee remains employed by the Company or by one of its Affiliates as of such date(s)).

(d) Notwithstanding the foregoing, if the Committee, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Performance Shares in connection with Employee's Termination of Service (other than due to death and provided that such Termination of Service is a "separation from service" within the meaning of Section 409A) and if Employee is a "specified employee" within the meaning of Section 409A at the time of such Termination of Service, then any such accelerated Performance Shares otherwise payable within the six (6) month period following Employee's Termination of Service instead will be paid on the date that is six (6) months and one (1) day following the date of Employee's Termination of Service, unless the Employee dies following his or her Termination of Service, in which case, the accelerated Performance Shares will be paid to the Employee's estate as soon as practicable following his or her death, subject to paragraph 7. Thereafter, such Performance Shares shall continue to be paid in accordance with the requirements of paragraph 3(c). For purposes of this Agreement, "Section 409A" means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any final Treasury Regulations and other Internal Revenue Service guidance thereunder, as each may be amended from time to time ("Section 409A").

(e) It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Performance Shares granted under this Agreement or the Shares issued in payment thereof will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.

(f) No fractional Shares shall be issued under this Agreement.

4. Death.  In the event of the Employee's death, the remaining Performance Shares shall automatically and with no exercise of discretion by the Committee become fully vested on the date of death, provided that the Performance Goals have been achieved as of the date of death.

5. Retirement.

(a) A portion of the remaining Performance Shares automatically and with no exercise of discretion by the Committee shall become fully vested and applicable taxes shall be withheld by the Company or its designated Affiliate in accordance with paragraph 7 at the following time: (i) if the Performance Goals have been achieved before the Employee reaches Normal Retirement Age (as defined in GapShare or any successor retirement plan), on the later of the date the Employee reaches Normal Retirement Age or November 15th of the year in which Normal Retirement Age is reached; or (ii) if Normal Retirement Age is reached before the Performance Goals are achieved, on the later of the date the Performance Goals are achieved or November 15th of the year in which the Performance Goals are achieved. The portion of the remaining Performance Shares that vests in accordance with the preceding sentence shall have an aggregate market value sufficient to pay any taxes required to be withheld by the Company solely as a result of (a) the Employee's becoming eligible to receive shares of common stock upon Retirement pursuant to paragraph 5(b), and (b) the vesting of such portion of the remaining Performance Shares.

(b) In the event of Retirement (as defined in the Plan), the remaining Performance Shares automatically and with no exercise of discretion by the Committee shall become fully vested on the date of Retirement, provided that the Performance Goals have been achieved on or before the date of Retirement. If Employee is a "specified employee" within the meaning of Section 409A at the time of Employee's Retirement then the payment of such accelerated Performance Shares will not be made until the date six (6) months and one (1) day following the date of Employee's Retirement.

6. Termination of Service. Notwithstanding any contrary provision of this Agreement, the balance of the Performance Shares that have not vested pursuant to paragraphs 3, 4 or 5 will be forfeited and cancelled automatically at the time of the Employee's Termination of Service.

7. Withholding Taxes. The Employee agrees that the Company will withhold a portion of the Shares scheduled to be issued pursuant to vested Performance Shares that have an aggregate market value sufficient to pay the federal, state and local income, employment and any other applicable taxes required to be withheld by the Company or its designated Affiliate. The Company will only withhold whole Shares and therefore the Employee also authorizes deduction without notice from salary or other amounts payable to the Employee of cash in an amount sufficient to satisfy the Company's remaining tax withholding obligation. Notwithstanding the previous two sentences, the Employee, if the Company in its sole discretion so agrees, may elect to furnish to the Company written notice, no more than 30 days and no less than 5 days in advance of a scheduled Vesting Date (or other required withholding event), of his or her intent to satisfy the tax withholding requirement by remitting the full amount of the tax withholding to the Company on the scheduled Vesting Date (or other required withholding event). In the event that Employee provides such written notice and fails to satisfy the tax withholding requirement by the Vesting Date (or other required withholding event), the Company shall satisfy the tax withholding requirement pursuant to the first two sentences of this paragraph.

8. Beneficiary Designation. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the Employee's designated beneficiary, or if no such beneficiary survives the Employee, the person or persons entitled to such distribution or delivery under the Employee's will or, if the Employee should fail to make testamentary disposition of such property, the executor of his or her estate. In order to be effective, a beneficiary designation must be made by the Employee in a form and manner acceptable to the Company. Any transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

9. Conditions to Issuance of Shares. The Shares deliverable to the Employee on the Vesting Date(s) may be either previously authorized but unissued Shares or issued Shares that have been reacquired by the Company. The Company shall not be required to issue any Shares hereunder so long as the Company reasonably anticipates that such issuance will violate Federal securities law or other applicable law; provided however, that in such event the Company shall issue such Shares at the earliest possible date at which the Company reasonably anticipates that the issuance of the shares will not cause such violation. For purposes of the previous sentence, any issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Internal Revenue Code shall not be treated as a violation of applicable law.

10. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Performance Share unless and until Shares have been issued in accordance with paragraph 3, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee. Except as provided in paragraph 11, after such issuance, recordation, and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11. Changes in Stock. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the Performance Shares subject to the Award, in such manner as the Committee (in its sole discretion) shall determine to be appropriate.

12. Plan Governs. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Terms used in this Agreement that are not defined in this Agreement will have the meaning set forth in the Plan.

13. Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any portion of the Performance Share has vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

14. No Modification of At-Will Status. The Employee understands and agrees that this Agreement does not impact in any way the right of the Company, or the Affiliate employing the Employee, as the case may be, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. The Employee understands and agrees that his or her employment is "at-will" and that either the Company or the Employee may terminate the Employee's employment at any time and for any reason. The Employee also understands and agrees that his or her "at-will" status can only be changed by an express written contract signed by an authorized officer of the Company and the Employee.

15. Non-Transferability of Award. Except as otherwise herein provided, the Performance Shares herein granted and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Performance Share, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, such Performance Share and the rights and privileges conferred hereby will immediately become null and void.

16. Binding Agreement. Subject to the limitation on the transferability of the Performance Share contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the Employee and the Company.

17. Addresses for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Legal Department, at The Gap, Inc., Two Folsom, San Francisco, California 94105, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Employee will be addressed to the Employee at the address set forth on the records of the Company. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, and deposited, postage prepaid, in a United States post office.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

20. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written agreement executed by a duly authorized officer of the Company.

21. Amendment, Suspension or Termination of the Plan. By accepting this Award, the Employee expressly warrants that he or she has received a right to an equity based award under the Plan, and has received, read, and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.

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